UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 317-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of President

Effective April 18, 2023, Michael P. Larsen, age 44, President of Lument Finance Trust, Inc. (the “Company”) since January 2018, ceased to be and resigned as President of the Company, as well as all positions with any subsidiary entities of the Company.

Adoption of Independent Directors Stock-for-Fees Program

Upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of the Company, on April 20, 2023, the Board has adopted the Independent Directors Stock-for-Fees Program (the “Program”). The purpose of the Program is to promote the long-term success of the Company and further align the interests of the Company’s independent directors with the interests of its stockholders by providing the independent directors with an opportunity to elect to receive their Director Fees (as defined below) in the form of shares of common stock.

Pursuant to the Program, an independent director may elect to exchange all or a portion of such director’s unpaid Director Fees for the right to receive payment of such unpaid fees in the form of shares of common stock. Such election will apply to all Director Fees that would otherwise have been paid (but for such election) in the fiscal quarter that commences after the date the independent director’s election form is filed with and received by the Company and will continue for each fiscal quarter through and until the fiscal quarter that commences after such time as the director files a new election form that is received by the Company modifying or terminating such prior election or, if earlier, the date such Director terminates service on the Board. Unless otherwise approved by the Board, an election by an independent directors will be made only in an open trading window pursuant to the Company’s insider trading policy. Unless otherwise approved by the Board, an independent director may not make more than one election in any six-month period of time. Any Director Fees that an independent director elects to receive in the form of shares of common stock are referred to as “Exchanged Fees.”

Upon any Exchange Date (as defined below) that occurs after an independent director files an election form that is received by the Company, the independent director will be entitled to receive a number of shares of common stock determined by dividing (i) the amount of the Exchanged Fees that would otherwise have been paid to the independent director in cash on such Exchange Date but for such election, by (ii) the Fair Market Value (as defined below) of a share of common stock as of such Exchange Date, and rounding down to the nearest whole share. Any fractional amount less than the Fair Market Value of a share of common stock as of such Exchange Date will be paid in cash. Any shares of common stock acquired by an independent director pursuant to the Program will be fully vested at all times.

The maximum aggregate number of shares of common stock issuable pursuant to the program is 2,611,555. The maximum aggregate number of shares issuable to an independent director pursuant to the Program shall not exceed 522,311 shares of common stock.

For purposes of this Program, the following definitions apply:

“Director Fees” means the annual retainer and meeting fees, to the extent otherwise payable in cash, payable to an independent director for services as a member of the Board.

“Exchange Date” means any date on which the Company pays Director Fees to independent directors.

“Fair Market Value” means, with respect to an Exchange Date, the average of the closing prices of a share of the Company’s common stock as reported on the composite tape for securities listed on the NYSE for the period of ten trading days ending on the trading day immediately preceding the Exchange Date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Independent Directors Stock-for-Fees Program.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT Finance Trust, Inc.

Date: April 24, 2023	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer